EXHIBIT 10.7

Docusign Envelope ID: 5A71F24A-02D3-4695-AF56-2ED19D5E1576

NC REALTORS®
Commercial Forms

COMMERCIAL LEASE AGREEMENT
(Multi-Tenant Facility)

(Note: This form is not intended to be used as a Sublease and SHOULD NOT be used in Sublease circumstances)

THIS COMMERCIAL LEASE AGREEMENT, including any and all addenda attached hereto ("Lease"), is by and between **Park 35 LLC**,
a(n) **NC/LIMITED LIABILITY COMPANY** ("Landlord"),
(individual *or* State of formation and type of entity)
whose address is **330 Seagle Street, Suite 25, Huntersville, NC 28078**, and **Airship AI Holdings, Inc.**,
a(n) **DE/Corporation** ("Tenant").
(individual *or* State of formation and type of entity)
whose address is **8210 154th Ave NE, Suite 120, Redmond, WA 98052**

☐ If this box is checked, the obligations of Tenant under this Lease are secured by the guaranty of ________________ (name(s) of guarantor(s)) attached hereto and incorporated herein by reference. (**Note:** Attach Guaranty Agreement (Form 595-T) or attorney-drafted guaranty.)

For and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

PREMISES/PROPERTY

(Note: In this Section, Premises is the actual space being leased and Property is the broader site/location of the Premises.)

1. (a) Landlord leases unto Tenant, and Tenant hereby leases and takes upon the terms and conditions which hereinafter appear, those certain premises (hereinafter called the "Premises"), which is a part of a building or buildings located at the Property (defined below).

The address of the Premises is:

(Address): **137 Ebert Lane Suite 9, Mooresville, NC 28117**
3085 SF +/- Park 35

(b) The Premises is located at the following described property ("Property"):

(Address): **137 Ebert Lane, Suite 9, Mooresville, NC 28117**
3085 SF +/- Park 35

Plat Reference: Lot(s) ________, Block or Section ________, as shown on Plat Book or Slide ________ at Page(s) ________, **Iredell** County, consisting of ________ acres.

☐ If this box is checked, Premises and Property shall mean that property described on **Exhibit A** attached hereto and incorporated herewith by reference.

(For information purposes: (i) the tax parcel number of the Property is: **4647714947.000**; and, (ii) some or all of the Property is described in Deed Book **2886**, Page No. **1301**, **IREDELL** County.)

All facilities furnished at the Property and designated for the general use, in common, of occupants of the Property and their invitees, agents or employees, including Tenant hereunder, including but not limited to parking areas, streets, driveways, sidewalks, canopies,

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North Carolina Association of REALTORS®, Inc.
Tenant Initials ________ Landlord Initials ________
STANDARD FORM 593-T
Revised 7/2024
© 7/2024
G Brokerage Commercial, 19900 W. Catawba Ave, Suite 103B Cornelius NC 28031 Phone: (910)297-4577 Fax: 137 Ebert Lane,
Kristen Ingram Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com

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Docusign Envelope ID: 5A71F24A-02D3-4695-AF56-2ED19D5E1576

roadways, loading platforms, shelters, ramps, landscaped areas, exterior water faucets, irrigation systems, exterior lighting fixtures, signs and other facilities whether of a similar or dissimilar nature ("Common Areas") shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to change the area, level, location and arrangement of the Common Areas and to restrict parking by tenants and their employees to employee parking areas, to make Rules and Regulations (as herein defined) and do such things from time to time as in Landlord's reasonable discretion may be necessary regarding the Common Areas.

Tenant shall also have a non-exclusive right, in common with other tenants at the Property, to the use of the Common Areas at the Property, subject to the terms hereof.

☐ **Occupancy Limitation**: If this box is checked, notwithstanding any greater occupancy of the Premises which may be permitted by any law, statute, ordinance, regulation, rule (including rules enacted pursuant to any private use restrictions), as the same may be amended from time to time, Tenant shall not allow occupancy of the Premises to exceed _____ persons per __________ square feet in the Premises at any one time.

TERM

2. The term of this Lease shall commence on **February 1**, **2025** ("Lease Commencement Date"), and shall end at 11:59 p.m. (based upon the time at the locale of the Premises) on **January 31**, **2028**, unless sooner terminated as herein provided. The first Lease Year Anniversary shall be the date twelve (12) calendar months after the first day of the first full month immediately following the Lease Commencement Date and successive Lease Year Anniversaries shall be the date twelve (12) calendar months from the previous Lease Year Anniversary.

☐ If this box is checked, Tenant shall have the option of renewing this Lease, upon written notice given to Landlord at least _______ days prior to the end of the then expiring term of this Lease, for __________ additional term(s) of __________ years each.

☐ If this box is checked, Tenant shall have the option of renewing this Lease, upon written notice given to Landlord at least ________ days prior to the end of the then expiring term of this Lease, for additional term(s) as specified on **Exhibit B.**

☐ Option to Lease- If this box is checked, Tenant, upon the payment of the sum of $ ______________ (which sum is not rental or security deposit hereunder, but is consideration for this Option to Lease and is non-refundable under any circumstances) shall have a period of ________ days prior to the Lease Commencement Date ("Option Period") in which to inspect the Premises and make inquiry regarding such sign regulations, zoning regulations, utility availability, private restrictions or permits or other regulatory requirements as Tenant may deem appropriate to satisfy itself as to the use of the Premises for Tenant's intended purposes. Tenant shall conduct all such on-site inspections, examinations, inquiries and other review of the Premises in a good and workmanlike manner, shall repair any damage to the Premises caused by Tenant's entry and on-site inspections and shall conduct same in a manner that does not unreasonably interfere with Landlord's or any tenant's use and enjoyment of the Property. In that respect, Tenant shall make reasonable efforts to undertake on-site inspections outside of the hours any tenant's business is open to the public and shall give prior notice to the tenant at the Premises of any entry onto the Premises for the purpose of conducting inspections. Upon Landlord's request, Tenant shall provide to Landlord evidence of general liability insurance. Tenant shall also have a right to review and inspect all contracts or other agreements affecting or related directly to the Premises and shall be entitled to review such books and records of Landlord that relate directly to the operation and maintenance of the Premises, provided, however, that Tenant shall not disclose any information regarding the Property (or any tenant therein) unless required by law and the same shall be regarded as confidential, to any person, except to its attorneys, accountants, lenders and other professional advisors, in which case Tenant shall obtain their agreement to maintain such confidentiality. Tenant assumes all responsibility for the acts of itself, its agents or representatives in exercising its rights under this Option to Lease and agrees to indemnify and hold Seller harmless from any damages resulting therefrom. This indemnification obligation of Tenant shall survive the termination of this Option to Lease or this Lease. Tenant shall, at Tenant's expense, promptly repair any damage to the Premises or Property caused by Tenant's entry and on-site inspections. **IF TENANT CHOOSES NOT TO LEASE THE PREMISES, FOR ANY REASON OR NO REASON, AND PROVIDES WRITTEN NOTICE TO LANDLORD THEREOF PRIOR TO THE EXPIRATION OF THE OPTION PERIOD, THEN THIS LEASE SHALL TERMINATE AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATIONS HEREUNDER AND LANDLORD SHALL RETURN TO TENANT ANY RENTAL OR SECURITY DEPOSIT PAID TO LANDLORD HEREUNDER.** Tenant shall be deemed to have exercised its Option to Lease and to be bound under the terms of this Lease if (i) Tenant shall occupy the Premises prior to the expiration of the Option Period, whereupon the date of occupancy shall be deemed the Lease Commencement Date, or (ii) Tenant shall not provide written notice to Landlord of its termination of this Lease prior to the expiration of the Option Period.

RENTAL

3. (a) **Rent.** Beginning on **February 1, 2025** ("Rent Commencement Date"), Tenant agrees to pay Landlord (or its Agent as directed by Landlord), without notice, demand, deduction or set off, an annual rental of $ **58,615.00**, payable in equal monthly installments of $**4,884.58**, in advance on the first

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STANDARD FORM 593-T
Revised 7/2023
© 7/2023

Tenant Initials [initials] ________ Landlord Initials [initials] ________

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 137 Ebert Lane,

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Docusign Envelope ID: 5A71F24A-02D3-4695-AF56-2ED19D5E1576

day of each calendar month during the term hereof. Upon execution of this Lease, Tenant shall pay to Landlord the first monthly installment of rent due hereunder. Rental for any period during the term hereof which is less than one month shall be the pro-rated portion of the monthly installment of rental due, based upon a 30 day month.

(b) **Rent Adjustment**. The annual rental payable hereunder (and accordingly the monthly installments) shall be adjusted every Lease Year Anniversary, including any Lease Year Anniversaries resulting from a renewal exercised by Tenant in Section 2 herein, by (*check only one*):

☐ ____________ **% OR $** __________________ over the amount then payable hereunder.

☒ The greater of: (i) 3.000 % over the amount then payable hereunder, or, (ii) the percentage increase (but not any decrease) in the numerical index of the "Consumer Price Index for All Urban Consumers" (1982-84 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor ("CPI") for the immediately preceding twelve (12) month period over the amount then payable hereunder.

☐ The annual rental payable hereunder (and accordingly the monthly installments) shall be adjusted as provided on **Exhibit B.**

Tenant shall pay all rental to Landlord's Agent at the following address:
RENTAL PAYMENTS ACH ONLY

LATE CHARGES

4. If Landlord fails to receive full rental payment within 5 days after it becomes due, Tenant shall pay Landlord, as additional rental, a late charge equal to **Ten Point Zero** percent **10.000** (%) of the overdue amount or $ **Oustanding Amount** whichever is greater, plus any actual bank fees incurred for dishonored payments. The parties agree that such a late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of such late payment.

SECURITY DEPOSIT

5. Upon the execution of this Lease, Tenant shall deposit with Landlord the sum of $ **5,722.68** as a security deposit which shall be held by Landlord as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. The security deposit does not represent payment of and Tenant shall not presume application of same as payment of the last monthly installment of rental due under this Lease. Landlord shall have no obligation to segregate or otherwise account for the security deposit except as provided in this Section 5. If any of the rental or other charges or sums payable by Tenant shall be over-due and unpaid or should payments be made by Landlord on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option, appropriate and apply the security deposit, or so much thereof as may be necessary, to compensate toward the payment of the rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of the Tenant; and in such event Tenant upon demand shall restore the security deposit to the amount set forth above in this Section 5. In the event Tenant furnishes Landlord with proof that all utility bills and other bills of Tenant related to the Premises have been paid through the date of Lease termination, and performs all of Tenant's other obligations under this Lease, the security deposit shall be returned to Tenant within sixty (60) days after the date of the expiration or sooner termination of the term of this Lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease.

☐ If this box is checked, Agent shall hold the security deposit in trust and shall be entitled to the interest, if any, thereon.

UTILITY BILLS/SERVICE CONTRACTS

6. In addition to Tenant's obligation to pay for repairs in Section 12 herein, Landlord and Tenant agree that utility bills and service contracts ("Service Obligations") for the Premises shall be paid by the party indicated below as to each Service Obligation. Where a Service Obligation is allocated to Tenant, Tenant shall not be responsible for such service as to any Common Area and such responsibility shall be limited to the Premises (Tenant space). In each instance, the party undertaking responsibility for payment of a Service Obligation covenants that they will pay the applicable bills prior to delinquency. The responsibility to pay for a Service Obligation shall include all metering, hook-up fees or other miscellaneous charges associated with establishing, installing and maintaining such utility or contract in said party's name. Within thirty (30) days of the Lease Commencement Date, Tenant shall provide Landlord with a copy of any requested Tenant Service Obligation information.

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STANDARD FORM 593-T
Revised 7/2024
© 7/2024

Tenant Initials ________ ________ Landlord Initials ________ ________

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 137 Ebert Lane,

3

Docusign Envelope ID: 5A71F24A-02D3-4695-AF56-2ED19D5E1576

Service Obligation	Landlord	Tenant	Not Applicable
Sewer/Septic		X	
Water		X	
Electric		X	
Gas		X	
Telephone		X	
HVAC (maintenance/service contract)		X	
Elevator (including phone line)			X
Security System		X	
Fiber Optic		X	
Janitor/Cleaning		X	
Trash/Dumpster			X
Landscaping/Maintenance			X
Sprinkler System (including phone line)			X
Pest Control		X	
Snow/Ice Removal			X

Landlord shall not be liable for injury to Tenant's business or loss of income therefrom or for damage that may be sustained by the person, merchandise or personal property of Tenant, its employees, agents, invitees or contractors or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of any utility installations, air conditioning system or other components of the Premises or the Property, except to the extent that such damage or loss is caused by Landlord's gross negligence or willful misconduct. Landlord represents and warrants that the heating, ventilation and air conditioning system(s) and utility installations existing as of the Lease Commencement Date shall be in good order and repair. Subject to the provisions of this Section 6, Landlord shall not be liable in damages or otherwise for any discontinuance, failure or interruption of service to the Premises of utilities or the heating, ventilation and air conditioning system(s) and Tenant shall have no right to terminate this Lease or withhold rental because of the same.

RULES AND REGULATIONS

7. [X] If this box is checked, the rules and regulations attached hereto ("Rules and Regulations") are made a part of this Lease. Tenant agrees to comply with all Rules and Regulations of Landlord in connection with the Premises and the Property which are in effect at the time of the execution of the Lease or which may be from time to time promulgated by Landlord in its reasonable discretion, provided notice of such new Rules and Regulations is given to Tenant in writing and the same are not in conflict with the terms and conditions of this Lease. Landlord shall use commercially reasonable efforts to enforce such Rules and Regulations at the Property, provided, however, in no event shall Landlord be obligated to make any material expenditures in connection with the enforcement of such Rules and Regulations. Landlord shall not be liable for any damages arising from any use, act or failure to act of any other tenant or occupant (including such tenant's or occupant's invitees, agents or employees), if any, of the Property.

PERMITTED USES

8. The permitted use of the Premises shall be: **Office and Warehouse**
("Permitted Use"). The Premises shall be used and wholly occupied by Tenant solely for the purposes of conducting the Permitted Use, and the Premises shall not be used for any other purposes unless Tenant obtains Landlord's prior written approval of any change in use.

Landlord makes no representation or warranty regarding the suitability of the Premises for or the legality (under zoning or other applicable ordinances) of the Permitted Use for the Premises, provided however, that Landlord does represent that it has no contractual obligations with other parties which will materially interfere with or prohibit the Permitted Use of Tenant at the Premises. At Tenant's sole expense, Tenant shall procure, maintain and make available for Landlord's inspection from time to time any governmental license(s) or permit(s) required for the proper and lawful conduct of Tenant's business in the Premises.

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STANDARD FORM 593-T
Revised 7/2024
© 7/2024

Tenant Initials ________ Landlord Initials ________

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 137 Ebert Lane,

4

Docusign Envelope ID: 5A71F24A-02D3-4695-AF56-2ED19D5E1576

Tenant shall not cause or permit any waste to occur in the Premises and shall not overload the floor, or any mechanical, electrical, plumbing or utility systems serving the Premises. Tenant shall keep the Premises, and every part thereof, in a clean and wholesome condition, free from any objectionable noises, loud music, objectionable odors or nuisances.

TAXES, INSURANCE AND COMMON AREA AND PROPERTY OPERATING EXPENSES

(Note: The following box should only be checked if there are no boxes checked below in Section 9.)
☐ Tenant shall have no responsibility to reimburse Landlord for taxes, insurance or Common Areas and Property Operating Expenses.

9. Landlord shall pay all taxes (including but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Property, shall procure and pay for such commercial general liability, broad form fire and extended and special perils insurance with respect to the Property as Landlord in its reasonable discretion may deem appropriate and shall maintain and operate the Common Areas and the Property. Tenant shall reimburse Landlord for its proportionate share of all taxes, insurance and Common Areas and Property Operating Expenses as provided herein within fifteen (15) days after receipt of notice from Landlord as to the amount due. Tenant shall be solely responsible for insuring Tenant's personal and business property and for paying any taxes or governmental assessments levied thereon. Tenant shall reimburse Landlord for its proportionate share of taxes, insurance and Common Areas and Property Operating Expenses during the term of this Lease, and any extension or renewal thereof. **If boxes are checked below, the manner of reimbursement shall be as indicated:**

Taxes

☐ Its proportionate share of the amount by which all taxes (including but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Property for each tax year exceed all taxes on the Property for the tax year ___________; or

☒ Its proportionate share of all taxes (including but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Property for each tax year.

If one of the two boxes above is checked, then if the final Lease Year of the term fails to coincide with the tax year, any excess for the tax year during which the term ends shall be reduced by the pro rata part of such tax year beyond the Lease term. If such taxes for the year in which the Lease terminates are not ascertainable before payment of the last month's rental, then the amount of such taxes assessed against the Property for the previous tax year shall be used as a basis for determining the pro rata share, if any, to be paid by Tenant for that portion of the last Lease Year.

If one of the two boxes above is checked, Tenant shall reimburse Landlord for its proportionate share of taxes by paying to Landlord, beginning on the Rent Commencement Date and on the first day of each calendar month during the term hereof, an amount equal to one-twelfth (1/12) of its proportionate share of the then current tax payments for the Property. Upon receipt of bills, statements or other evidence of taxes due, Landlord shall pay or cause to be paid the taxes. If at any time the reimbursement payments by Tenant hereunder do not equal its proportionate share of the amount of taxes paid by Landlord, Tenant shall upon demand pay to Landlord an amount equal to the deficiency or Landlord shall refund to Tenant any overpayment (as applicable) as documented by Landlord. Landlord shall have no obligation to segregate or otherwise account for the tax reimbursements paid hereunder except as provided in this Section 9.

Insurance

☐ Its proportionate share of the excess cost of commercial general liability, broad form fire and extended and special perils insurance with respect to the Property over the cost of the first year of the Lease term for each subsequent year during the term of this Lease; or

☒ Its proportionate share of the cost of all commercial general liability, broad form fire and extended and special perils insurance with respect to the Property.

If one of the two boxes above is checked, Tenant shall reimburse Landlord for its proportionate share of insurance by paying to Landlord, beginning on the Rent Commencement Date and on the first day of each calendar month during the term hereof, an amount equal to one-twelfth (1/12) of its proportionate share of the then current insurance premiums for the Property. Upon receipt of bills, statements or other evidence of insurance premiums due, Landlord shall pay or cause to be paid the insurance premiums. If at any time the reimbursement payments by Tenant hereunder do not equal its proportionate share of the amount of insurance premiums paid by Landlord, Tenant shall upon demand pay to Landlord an amount equal to the deficiency or Landlord shall refund to Tenant any overpayment (as applicable) as documented by Landlord. Landlord shall have no obligation to segregate or otherwise account for the insurance premium reimbursements paid hereunder except as provided in this Section 9.

Page 5 of 14

STANDARD FORM 593-T
Revised 7/2024
© 7/2024

Tenant Initials ________ ________ Landlord Initials ________ ________

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 137 Ebert Lane,

5

Docusign Envelope ID: 5A71F24A-02D3-4695-AF56-2ED19D5E1576

Provided however, notwithstanding any provision of the foregoing, that in the event Tenant's use of the Premises results in an increase in the rate of insurance on the Property, Tenant shall pay to Landlord, upon demand and as additional rental, the amount of any such increase.

Common Areas and Property Operating Expenses

[X] Its proportionate share of all Common Areas and Property Operating Expenses.

For the purpose of this Lease, Common Areas and Property Operating Expenses shall include: (a) the cost of water and sewer services for any exterior landscaping irrigation systems; (b) the cost of utilities to service the Property (not separately metered to tenants and regardless of their allocation to Landlord under Section 6 hereof) including but not limited to, electric service for any parking lot lighting, marquee signs, ground signs, pylon signs, time clocks, irrigation systems, common electric outlets used in connection with maintenance of the Property, and such other electric costs, including the replacement of light bulbs in Common Areas light fixtures as necessary to properly maintain and operate the Common Areas; (c) the cost of the removal of any trash, including the rental cost of dumpster units and fees for refuse removal; (d) the cost of exterior window washing of vacant spaces, cleaning of any building exterior, awnings, sidewalks, driveways and parking areas; (e) the cost of any grounds maintenance, including but not limited to charges for maintaining plant materials, fertilizer, pesticides, grass mowing, pruning of plants, planting of annual flowers, removal of debris and trash from Common Areas, cleaning supplies, and such other expenses necessary to maintain the Property; (f) the cost of service contracts with independent contractors to maintain on a regular basis the plumbing systems outside the rentable areas of each tenant, and to provide for pest control and exterminating services for the Common Areas; (g) the cost of maintaining the parking areas and driveways, including the re-striping of parking spaces, patching of deteriorated pavement, replacement of parking signs or directional signs; (h) the cost of Landlord's personnel when such personnel are engaged directly in the maintenance of the Common Areas of the Property, including the cost of employer taxes and a proration of employee benefits; (i) the cost of snow and ice removal from parking areas, driveways, walkways and service areas; (j) the cost of telephone, telegraph, stationery, advertising, and mail or shipping costs related directly to the maintenance or operation of the Property; (k) the cost of all repairs and maintenance for the structure, Property and systems related thereto; and (l) such other costs and expenses as are typically incurred in the maintenance and operation of a property of this type, inclusive of a management fee paid by Landlord to a property manager or property management company or organization for the management of the Property and any owner association dues or assessments. Within one hundred eighty (180) days following the end of each calendar year, Landlord shall cause a statement to be prepared of the actual cost of Common Areas and Property Operating Expenses for such calendar year and shall provide Tenant a copy of same. Tenant's proportionate share of Common Areas and Property Operating Expenses is presently estimated to be the sum of $ ____________ annually or $ ****SEE BELOW** per month.

If the box above is checked, Tenant shall reimburse Landlord for its proportionate share of Common Areas and Property Operating Expenses by paying to Landlord, beginning on the Rent Commencement Date and on the first day of each calendar month during the term hereof, the amount set forth above as the presently estimated per month proportionate share of Common Areas and Property Operating Expenses for the Premises. Landlord shall pay or cause to be paid the Common Areas and Property Operating Expenses. Within one hundred eighty (180) days following the end of each calendar year, Landlord shall: (i) cause a statement to be prepared of the actual cost of Common Areas and Property Operating Expenses for such calendar year and shall notify Tenant of any overpayment or underpayment of Tenant's proportionate share of these items during such prior calendar year; and, (ii) establish an estimate of the cost of Common Areas and Property Operating Expenses for the then current calendar year. To the extent Tenant has overpaid Tenant's proportionate share of these items for the preceding calendar year, such overage shall be credited to Tenant's proportionate share of these items for the current calendar year. To the extent Tenant has underpaid Tenant's proportionate share of these items for the preceding calendar year, Tenant shall, on the first day of the calendar month following receipt of the statement from Landlord setting forth the amount of such underpayment, pay to Landlord the full amount of such underpayment for the preceding calendar year. In addition, beginning on the first day of the calendar month following the date upon which Landlord shall have delivered to Tenant the statement for the estimated Common Areas and Property Operating Expenses for the then current calendar year, Tenant shall pay to Landlord the product of one-twelfth (1/12) of Tenant's proportionate share of the estimated Common Areas and Property Operating Expenses for the then current calendar year multiplied by the number of calendar months in the calendar year which shall have begun as of said first day, minus the aggregate amount of the monthly payments for Tenant's proportionate share of expenses theretofore paid by Tenant during such calendar year. The remainder of Tenant's proportionate share of such expenses for the then current calendar year shall be paid by Tenant to Landlord on the first day of each succeeding month in equal consecutive monthly installments of one-twelfth (1/12) of the total amount of Tenant's proportionate share of Common Areas and Property Operating Expenses as shown on the estimate thereof provided by Landlord. Landlord shall have no obligation to segregate or otherwise account for the insurance premium reimbursements paid hereunder except as provided in this Section 9.

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STANDARD FORM 593-T
Revised 7/2024
© 7/2024

Tenant Initials ________ Landlord Initials ________

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 137 Ebert Lane,

6

Docusign Envelope ID: 5A71F24A-02D3-4695-AF56-2ED19D5E1576

Tenant's Proportionate Share

For purposes of this Section 9, "Tenant's proportionate share" shall mean ____________________% of the expenses above designated; the beginning amount is estimated to be $ 838.09 per month, based on current expenses and is subject to annual reconciliation.

INSURANCE; WAIVER; INDEMNITY

10. (a) During the term of this Lease, Tenant shall maintain commercial general liability insurance coverage (occurrence coverage) with broad form contractual liability coverage and with coverage limits of not less than 1,000,000 combined single limit, per occurrence, specifically including liquor liability insurance covering consumption of alcoholic beverages by customers of Tenant should Tenant choose to sell alcoholic beverages. Such policy shall insure Tenant's performance of the indemnity provisions of this Lease, but the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. All policies of insurance provided for herein shall name as "additional insureds" Landlord, Landlord's Agent, all mortgagees of Landlord and such other individuals or entities as Landlord may from time to time designate upon written notice to Tenant. Tenant shall provide to Landlord, at least thirty (30) days prior to expiration, certificates of insurance to evidence any renewal or additional insurance procured by Tenant. Tenant shall provide evidence of all insurance required under this Lease to Landlord prior to the Lease Commencement Date.

(b) Landlord (for itself and its insurer) waives any rights, including rights of subrogation, and Tenant (for itself and its insurer) waives any rights, including rights of subrogation, each may have against the other for compensation of any loss or damage occasioned to Landlord or Tenant arising from any risk generally covered by the "all risks" insurance required to be carried by Landlord and Tenant. The foregoing waivers of subrogation shall be operative only so long as available in the State of North Carolina. The foregoing waivers shall be effective whether or not the parties maintain the insurance required to be carried pursuant to this Lease.

(c) Except as otherwise provided in Section 10(b), Tenant indemnifies Landlord for damages proximately caused by the negligence or wrongful conduct of Tenant and Tenant's employees, agents, invitees or contractors. Except as otherwise provided in Section 10(b), Landlord indemnifies Tenant for damages proximately caused by the negligence or wrongful conduct of Landlord and Landlord's employees, agents, invitees or contractors. The indemnity provisions in this Section 10 cover personal injury and property damage and shall bind the employees, agents, invitees or contractors of Landlord and Tenant (as the case may be). The indemnity obligations in this Section 10 shall survive the expiration or earlier termination of this Lease.

REPAIRS BY LANDLORD

11. Landlord agrees to keep in good repair the roof, foundation, structural supports, exterior walls (exclusive of all glass and exclusive of all exterior doors) of the Premises and the Common Areas of the Property (including all facilities located in the Common Areas and serving the Premises and any portion of the Property other than the Premises, and capital replacements thereof) provided that Landlord shall not be responsible for repairs or capital replacements rendered necessary by the negligence or intentional wrongful acts of Tenant, its employees, agents, invitees or contractors. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair and failure to report such conditions shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such conditions.
(Note: Should Landlord and Tenant need to further detail the allocation of responsibility hereunder, the Special Stipulations box at the end of the Lease should be checked and such allocation should be specified on an Exhibit B.)

REPAIRS BY TENANT

12. (a) Tenant accepts the Premises in their present condition and as suited for the Permitted Use and Tenant's intended purposes. Tenant, throughout the initial term of this Lease, and any extension or renewal thereof, at its expense, shall maintain in good order and repair the Premises (except those repairs expressly required to be made by Landlord hereunder), specifically including but not limited to all light bulb and ballast replacements, plumbing fixtures and systems repairs within the Premises and water heater repairs. Tenant further agrees that it shall not use the Common Areas for storage or for the disposal of refuse or any other material. Tenant shall use only licensed contractors for repairs where such license is required. Landlord shall have the right to approve the contractor as to any repairs in excess of $ 500.00 .

[X] **Tenant HVAC Repair**. If this box is checked, Tenant, at its expense, shall maintain the heating, ventilation and air conditioning system(s) serving the Premises ("HVAC Systems") in good order and repair, including but not limited to replacement of parts, compressors, air handling units and heating units. Tenant shall be required to maintain a preventive maintenance contract for the HVAC Systems on terms and with a provider reasonably acceptable to Landlord, which contract shall call for at least semi-annual maintenance, inspection and repair of such HVAC Systems ("HVAC Contract"). Tenant shall provide a copy of the HVAC Contract to Landlord annually. Provided that: (i) Tenant has kept the HVAC Contract in force, and, (ii) Tenant shall have obtained Landlord's

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STANDARD FORM 593-T
Revised 7/2024
© 7/2024

Tenant Initials ________ ________ Landlord Initials ________ ________

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 137 Ebert Lane,

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Docusign Envelope ID: 5A71F24A-02D3-4695-AF56-2ED19D5E1576

prior written approval of the contractor and the repair or replacement expenses for the HVAC Systems, then, for any calendar year, Tenant shall be responsible for the cost of repairing or replacing the HVAC Systems (or any major component thereof) up to $___________ per HVAC System with a maximum repair or replacement cost of $___________ for all HVAC Systems ("HVAC Cap") in such year. Tenant shall provide Landlord copies of all records related to the servicing, maintenance, repair, and replacement of the HVAC Systems upon the occurrence of any service, maintenance, repair, or replacement of the HVAC Systems. Landlord shall be responsible for paying the repair cost or replacement cost of such HVAC System in excess of the HVAC Cap.

☐ **Landlord HVAC Repair**. If this box is checked, Landlord, at its expense, shall maintain the heating, ventilation and air conditioning system(s) serving the Premises ("HVAC Systems") in good order and repair, including but not limited to replacement of parts, compressors, air handling units and heating units. Provided that, Tenant shall reimburse Landlord for the cost of repairing or replacing the HVAC Systems (or any major component thereof) an amount up to $_______________ per HVAC System with a maximum replacement cost of $_________________ for all HVAC Systems ("HVAC Cap") in such year. Landlord shall be responsible for paying the repair cost or replacement cost of such HVAC System in excess of the HVAC Cap. Tenant shall reimburse Landlord for the amount of the HVAC Cap payable hereunder upon the written request of Landlord.

(b) Tenant, Tenant's employees, agents, invitees or contractors shall take no action which may void any manufacturers or installers warranty with relation to the Premises or the Property. Tenant shall indemnify and hold Landlord harmless from any liability, claim, demand or cause of action arising on account of Tenant's breach of the provisions of this Section 12.

ALTERATIONS

13. Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord, in connection with Landlord's consent to same, may designate any such alterations, additions, or improvements to the Premises as subject to removal upon the expiration or earlier termination of this Lease, in which case, upon Landlord's written notice to Tenant to remove same at the expiration or earlier termination of this Lease, Tenant shall do so and restore the Premises to the condition that existed prior to such alterations, additions, or improvements being made. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 13 upon Landlord's written request. All approved alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord, free of any liens or encumbrances. Tenant has no authority to allow, will not permit, and will indemnify Landlord and hold it harmless from, any contractors', laborers', mechanics', or materialmen's liens, or any other similar liens filed against the Premises in connection with any alterations, additions, or improvements to the Premises.

SURRENDERING THE PREMISES

14. Tenant shall schedule its move date with Landlord, in writing, in advance of the expiration or earlier termination of this Lease. Tenant agrees to return the Premises to Landlord at the expiration or earlier termination of this Lease, broom clean and in as good condition and repair as on the Lease Commencement Date, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted. By written notice to Tenant, Landlord may require Tenant to remove any alterations, additions or improvements at the expiration or earlier termination of this Lease (whether or not made with Landlord's consent and whether or not designated via Section 13 as subject to removal) and to restore the Premises to its prior condition as of the Lease Commencement Date, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of this Lease, except that Tenant may remove any of Tenant's personal property or trade fixtures which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such personal property or trade fixtures.

(Note: Should Landlord and Tenant need to further enumerate their intent/understanding as to the status of items or property as fixtures, trade fixtures, or personal property hereunder, the Special Stipulations box at the end of the Lease should be checked and such enumeration should be specified by listing same by category on an Exhibit B.)

DESTRUCTION OF OR DAMAGE TO PREMISES

15. (a) If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, Landlord shall have the right to terminate this Lease on written notice to Tenant within thirty (30) days after such destruction and this Lease shall terminate as of the date of such destruction and rental shall be accounted for as between Landlord and Tenant as of that date.

(b) If the Premises are damaged but not wholly destroyed by any such casualties or if the Landlord does not elect to terminate the Lease under Section 15(a) above, Landlord shall commence (or shall cause to be commenced) reconstruction of the Premises within one hundred twenty (120) days after such occurrence and prosecute the same diligently to completion, not to exceed two hundred seventy (270) days from the date upon which Landlord receives applicable permits and insurance proceeds. In the event Landlord shall fail to substantially complete reconstruction of the Premises within said two hundred seventy (270) day period, Tenant's sole remedy shall be to terminate this Lease.

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STANDARD FORM 593-T
Revised 7/2024
© 7/2024

Tenant Initials _____ _____ Landlord Initials _____ _____

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 137 Ebert Lane,

8

Docusign Envelope ID: 5A71F24A-02D3-4695-AF56-2ED19D5E1576

(c) In the event of any casualty at the Premises during the last one (1) year of the Lease Term, Landlord and Tenant each shall have the option to terminate this Lease on written notice to the other of exercise thereof within sixty (60) days after such occurrence.

(d) In the event of reconstruction of the Premises, Tenant shall continue the operation of its business in the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management, and the obligation of Tenant to pay annual rental and any other sums due under this Lease shall remain in full force and effect during the period of reconstruction. The annual rental and other sums due under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired, commencing from the date of destruction and continuing during the period of such reconstruction. Tenant shall not be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises, Tenant's personal property, or any inconvenience or annoyance occasioned by such damage, reconstruction or replacement.

(e) In the event of the termination of this Lease under any of the provisions of this Section 15, both Landlord and Tenant shall be released from any liability or obligation under this Lease arising after the date of termination, except as otherwise provided for in this Lease.

GOVERNMENTAL ORDERS
16. Landlord, at its own expense, shall comply with: (a) any law, statute, ordinance, regulation, rule, requirement, order, court decision or procedural requirement of any governmental or quasi-governmental authority relative to the Common Areas and/or facilities serving the Common Areas (or any facilities serving the Premises and the Common Areas), (b) the rules and regulations of any applicable governmental insurance authority or any similar body, relative to the Common Area and/or facilities serving the Common Areas (or any facilities serving the Premises and the Common Areas). Tenant, at its own expense, agrees to comply with: (a) any law, statute, ordinance, regulation, rule, requirement, order, court decision or procedural requirement of any governmental or quasi-governmental authority having jurisdiction over the Premises, (b) the rules and regulations of any applicable governmental insurance authority or any similar body, relative to the Premises and Tenant's activities therein; (c) provisions of or rules enacted pursuant to any private use restrictions, as the same may be amended from time to time and (d) the Americans with Disabilities Act (42 U.S.C.S. §12101, et seq.) and the regulations and accessibility guidelines enacted pursuant thereto, as the same may be amended from time to time. Landlord and Tenant agree, however, that if in order to comply with such requirements the cost to Tenant shall exceed a sum equal to one (1) year's rent, then Tenant may terminate this Lease by giving written notice of termination to Landlord in accordance with the terms of this Lease, which termination shall become effective sixty (60) days after receipt of such notice and which notice shall eliminate the necessity of compliance with such requirements, unless, within thirty (30) days of receiving such notice, Landlord agrees in writing to be responsible for such compliance, at its own expense, and commences compliance activity, in which case Tenant's notice given hereunder shall not terminate this Lease.

CONDEMNATION
17. (a) If the entire Premises shall be appropriated or taken under the power of eminent domain by any governmental or quasi-governmental authority or under threat of and in lieu of condemnation (hereinafter, "taken" or "taking"), this Lease shall terminate as of the date of such taking, and Landlord and Tenant shall have no further liability or obligation arising under this Lease after such date, except as otherwise provided for in this Lease.

(b) If more than twenty-five percent (25%) of the floor area of the Premises is taken, or if by reason of any taking of the Property or the Premises, regardless of the amount so taken, the remainder of the Premises is not one undivided space or is rendered unusable for the Permitted Use, either Landlord or Tenant shall have the right to terminate this Lease as of the date the portion of the Premises of taking of the portion of the Premises or Property so taken, upon giving notice of such election within thirty (30) days after receipt by Tenant from Landlord of written notice that said portion of the Premises or the Property have been or will be so taken. In the event of such termination, both Landlord and Tenant shall be released from any liability or obligation under this Lease arising after the date of termination, except as otherwise provided for in this Lease.

(c) Landlord and Tenant, immediately after learning of any taking, shall give notice thereof to each other.

(d) If this Lease is not terminated on account of a taking as provided herein above, then Tenant shall continue to occupy that portion of the Premises not taken and the parties shall proceed as follows: (i) at Landlord's cost and expense and as soon as reasonably possible, Landlord shall restore (or shall cause to be restored) the Premises and/or Property remaining to a complete unit of like quality and character as existed prior to such appropriation or taking, and (ii) the annual rent provided for in Section 3 and other sums due under the Lease shall be reduced on an equitable basis, taking into account the relative values of the portion taken as compared to the portion remaining. Tenant waives any statutory rights of termination that may arise because of any partial taking of the Premises and/or the Property.

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STANDARD FORM 593-T
Revised 7/2024
© 7/2024

Tenant Initials ______ ______ Landlord Initials ______ ______

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 137 Ebert Lane,

9

Docusign Envelope ID: 5A71F24A-02D3-4695-AF56-2ED19D5E1576

(e) Landlord shall be entitled to the entire condemnation award for any taking of the Premises and/or the Property or any part thereof. Tenant's right to receive any amounts separately awarded to Tenant directly from the condemning authority for the taking of its merchandise, personal property, relocation expenses and/or interests in other than the real property taken shall not be affected in any manner by the provisions of this Section 17, provided Tenant's award does not reduce or affect Landlord's award and provided further, Tenant shall have no claim for the loss of its leasehold estate.

ASSIGNMENT AND SUBLETTING

18. Tenant shall not assign this Lease or any interest hereunder or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than the Tenant, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay to Landlord, concurrently with any request for consent to assignment or sublet, a non-refundable fee of $ 250.00 as payment to Landlord for its review and processing of the request. In addition, Tenant shall pay to Landlord any legal fees and expenses incurred by Landlord in connection with the proposed assignment or sublet, to the extent such amounts exceed $ 250.00. Consent to any assignment or sublease shall not impair this provision and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. No sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

EVENTS OF DEFAULT

19. The happening of any one or more of the following events (hereinafter any one of which may be referred to as an "Event of Default") during the term of this Lease, or any renewal or extension thereof, shall constitute a breach of this Lease on the part of the Tenant: (a) Tenant fails to pay when due the rental or any other monetary obligation as provided for herein; (b) Tenant abandons or vacates the Premises; (c) Tenant fails to comply with or abide by and perform any non-monetary obligation imposed upon Tenant under this Lease within thirty (30) days after written notice of such breach; (d) Tenant is adjudicated bankrupt; (e) A permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; (f) Tenant, either voluntarily or involuntarily, takes advantage of any debt or relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred and such proceeding is not dismissed within sixty (60) days of the filing thereof; (g) Tenant makes an assignment for benefit of creditors; or (h) Tenant's effects are levied upon or attached under process against Tenant, which is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

REMEDIES UPON DEFAULT

20. Upon the occurrence of Event of Default, Landlord may pursue any one or more of the following remedies separately or concurrently, without prejudice to any other remedy herein provided or provided by law: (a) Landlord may terminate this Lease by giving written notice to Tenant and upon such termination shall be entitled to recover from Tenant damages as may be permitted under applicable law; or (b) Landlord may terminate this Lease by giving written notice to Tenant and, upon such termination, shall be entitled to recover from the Tenant damages in an amount equal to all rental which is due and all rental which would otherwise have become due throughout the remaining term of this Lease, or any renewal or extension thereof (as if this Lease had not been terminated); or (c) Landlord, as Tenant's agent, without terminating this Lease, may enter upon and rent the Premises, in whole or in part, at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper, with Tenant being liable to Landlord for the deficiency, if any, between Tenant's rent hereunder and the price obtained by Landlord on reletting, provided however, that Landlord shall not be considered to be under any duty by reason of this provision to take any action to mitigate damages by reason of Tenant's default and expressly shall have no duty to mitigate Tenant's damages. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof. Tenant acknowledges and understands that Landlord's acceptance of partial rental will not waive Tenant's breach of this Lease or limit Landlord's rights against Tenant hereunder or Landlord's right to evict Tenant through a summary ejectment proceeding, whether filed before or after Landlord's acceptance of any such partial rental.

EXTERIOR SIGNS

21. Tenant shall place no signs upon the outside walls, doors or roof of the Premises or anywhere on the Property, except with the express written consent of the Landlord in Landlord's sole discretion. Any consent given by Landlord shall expressly not be a representation of or warranty of any legal entitlement to signage at the Premises or on the Property. Any and all signs placed on the Premises or the Property by Tenant shall be maintained in compliance with governmental rules and regulations governing such signs and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs, and all damage incident to removal thereof.

LANDLORD'S ENTRY OF PREMISES

22. Landlord may advertise the Premises "For Rent" 90 days before the termination of this Lease. Landlord may enter the Premises upon prior notice at reasonable hours to exhibit same to prospective purchasers or tenants, to make repairs required of Landlord under the terms hereof, for reasonable business purposes and otherwise as may be agreed by Landlord and Tenant. Landlord may enter the Premises at any time without prior notice, in the event of an emergency or to make emergency repairs to the

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STANDARD FORM 593-T
Revised 7/2024
© 7/2024

Tenant Initials PR ________ Landlord Initials ________ ________

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 137 Ebert Lane,

10

Docusign Envelope ID: 5A71F24A-02D3-4695-AF56-2ED19D5E1576

Premises. Upon request of Landlord, Tenant shall provide Landlord with a functioning key to the Premises and shall replace such key if the locks to the Premises are changed.

QUIET ENJOYMENT
23. So long as Tenant observes and performs the covenants and agreements contained herein, it shall at all times during the Lease term peacefully and quietly have and enjoy possession of the Premises, subject to the terms hereof.

HOLDING OVER
24. If Tenant remains in possession of the Premises after expiration of the term hereof, Tenant shall be a tenant at sufferance and there shall be no renewal of this Lease by operation of law. In such event, commencing on the date following the date of expiration of the term, the monthly rental payable under Section 3 above shall for each month, or fraction thereof during which Tenant so remains in possession of the Premises, be double the monthly rental otherwise payable under Section 3 above.

ENVIRONMENTAL LAWS
25. (a) Tenant covenants that with respect to any Hazardous Materials (as defined below) it will comply with any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises or the Property or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, any other legal requirement concerning hazardous or toxic substances, and any amendments to the foregoing (collectively, all such matters being "Hazardous Materials Requirements"). Tenant shall remove from the Premises, all Hazardous Materials that were placed on the Premises by Tenant or Tenant's employees, agents, invitees or contractors, either after their use by Tenant or upon the expiration or earlier termination of this Lease, in compliance with all Hazardous Materials Requirements.

(b) Tenant shall be responsible for obtaining all necessary permits in connection with its use, storage and disposal of Hazardous Materials, and shall develop and maintain, and where necessary file with the appropriate authorities, all reports, receipts, manifest, filings, lists and invoices covering those Hazardous Materials and Tenant shall provide Landlord with copies of all such items upon request. Tenant shall provide within five (5) days after receipt thereof, copies of all notices, orders, claims or other correspondence from any federal, state or local government or agency alleging any violation of any Hazardous Materials Requirements by Tenant, or related in any manner to Hazardous Materials. In addition, Tenant shall provide Landlord with copies of all responses to such correspondence at the time of the response.

(c) Tenant hereby indemnifies and holds harmless Landlord, its successors and assigns from and against any and all losses, liabilities, damages, injuries, penalties, fines, costs, expenses and claims of any and every kind whatsoever (including attorney's fees and costs) paid, incurred or suffered by, or asserted against Landlord as a result of any claim, demand or judicial or administrative action by any person or entity (including governmental or private entities) for, with respect to, or as a direct or indirect result of, the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release from the Premises or the Property of any Hazardous Materials caused by Tenant or Tenant's employees, agents, invitees or contractors. This indemnity shall also apply to any release of Hazardous Materials caused by a fire or other casualty to the Premises if such Hazardous Materials were stored on the Premises or the Property by Tenant, its agents, employees, invitees or successors in interest.

(d) For purposes of this Lease, "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (i) is defined as a hazardous substance, hazardous material or waste, or toxic substance pursuant to any Hazardous Materials Requirements, (ii) is regulated, controlled or governed by any Hazardous Materials Requirements, (iii) is petroleum or a petroleum product, or (iv) is asbestos, formaldehyde, a radioactive material, drug, bacteria, virus, or other injurious or potentially injurious material (by itself or in combination with other materials).

(e) The warranties and indemnities contained in this Section 25 shall survive the termination of this Lease.

SUBORDINATION; ATTORNMENT; ESTOPPEL
26. (a) This Lease and all of Tenant's rights hereunder are and shall be subject and subordinate to all currently existing and future mortgages affecting the Premises. Within ten (10) days after the receipt of a written request from Landlord or any Landlord mortgagee, Tenant shall confirm such subordination by executing and delivering Landlord and Landlord's mortgagee a recordable subordination agreement and such other documents as may be reasonably requested, in form and content satisfactory to Landlord and Landlord's mortgagee. Provided, however, as a condition to Tenant's obligation to execute and deliver any such subordination agreement, the applicable mortgagee must agree that mortgagee shall not unilaterally, materially alter this Lease and this Lease shall not be divested by foreclosure or other default proceedings thereunder so long as Tenant shall not be in default under the terms of this Lease beyond any applicable cure period set forth herein. Tenant acknowledges that any Landlord mortgagee has the right to subordinate at any time its interest in this Lease and the leasehold estate to that of Tenant, without Tenant's consent.

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STANDARD FORM 593-T
Revised 7/2024
© 7/2024

Tenant Initials ________ ________ Landlord Initials ________ ________

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 137 Ebert Lane,

11

Docusign Envelope ID: 5A71F24A-02D3-4695-AF56-2ED19D5E1576

(b) If Landlord sells, transfers, or conveys its interest in the Premises or this Lease, or if the same is foreclosed judicially or nonjudicially, or otherwise acquired, by a Landlord mortgagee, upon the request of Landlord or Landlord's successor, Tenant shall attorn to said successor, provided said successor accepts the Premises subject to this Lease. Tenant shall, upon the request of Landlord or Landlord's successor, execute an attornment agreement confirming the same, in form and substance acceptable to Landlord or Landlord's successor and Landlord shall thereupon be released and discharged from all its covenants and obligations under this Lease, except those obligations that have accrued prior to such sale, transfer or conveyance; and Tenant agrees to look solely to the successor in interest of Landlord for the performance of those covenants accruing after such sale, transfer or conveyance. Such agreement shall provide, among other things, that said successor shall not be bound by (a) any prepayment of more than one (1) month's rental (except the Security Deposit) or (b) any material amendment of this Lease made after the later of the Lease Commencement Date or the date that such successor's lien or interest first arose, unless said successor shall have consented to such amendment.

(c) Within ten (10) days after request from Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate (to be prepared by Landlord and delivered to Tenant) with appropriate facts then in existence concerning the status of this Lease and Tenant's occupancy, and with any exceptions thereto noted in writing by Tenant. Tenant's failure to execute and deliver the Estoppel Certificate within said ten (10) day period shall be deemed to make conclusive and binding upon Tenant in favor of Landlord and any potential mortgagee or transferee the statements contained in such estoppel certificate without exception.

ABANDONMENT

27. Tenant shall not abandon the Premises at any time during the Lease term. If Tenant shall abandon the Premises or be dispossessed by process of law, any personal property belonging to Tenant and left on the Premises, at the option of Landlord, shall be deemed abandoned, and available to Landlord to use or sell to offset any rent due or any expenses incurred by removing same and restoring the Premises.

NOTICES

28. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by U.S. certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered or sent to the address shown at the beginning of this Lease, except that upon Tenant taking possession of the Premises, then the Premises shall be Tenant's address for such purposes. Notices to Landlord shall be delivered or sent to the address shown at the beginning of this Lease and notices to Agent, if any, shall be delivered or sent to the address set forth in Section 3 hereof. All notices shall be effective upon delivery. Any party may change its notice address upon written notice to the other parties, given as provided herein.

BROKERS

29. Except as expressly provided herein, Tenant and Landlord agree to indemnify and hold each other harmless from any and all claims of brokers, consultants or real estate agents by, through or under the indemnifying party for fees or commissions arising out of the lease of the Property to Tenant. Tenant and Landlord represent and warrant to each other that: (i) except as to the brokers designated below ("Brokers"), they have not employed nor engaged any brokers, consultants or real estate agents to be involved in this transaction and (ii) that the compensation of the Brokers is established by and shall be governed by separate agreements entered into as amongst the Brokers, the Tenant and/or the Landlord.

G Brokerage Commercial Real Estate Inc ("Listing Agency"),
Kristen Ingram ("Listing Agent" - License # **303734**)
Acting as: [X] Landlord's Agent; [ ] Dual Agent
and ____________________ ("Leasing Agency"),
____________________ ("Leasing Agent" - License # ________)
Acting as: [ ] Tenant's Agent; [ ] Landlord's (Sub)Agent; [ ] Dual Agent

GENERAL TERMS

30. (a) "Landlord" as used in this Lease shall include the undersigned, its heirs, representatives, assigns and successors in title to the Premises. "Agent" as used in this Lease shall mean the party designated as same in Section 3, its heirs, representatives, assigns and successors. "Tenant" shall include the undersigned and its heirs, representatives, assigns and successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or sublessees as to the Premises covered by such assignment or sublease. "Landlord", "Tenant", and "Agent" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

(b) No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant of its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative and not restrictive of those given by law.

(c) **Time is of the essence in this Lease.**

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STANDARD FORM 593-T
Revised 7/2024
© 7/2024

Tenant Initials PR ________ Landlord Initials ________
Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 137 Ebert Lane,

12

Docusign Envelope ID: 5A71F24A-02D3-4695-AF56-2ED19D5E1576

(d) This Lease may be executed in one or more counterparts, which taken together, shall constitute one and the same original document. Copies of original signature pages of this Lease may be exchanged via facsimile or e-mail, and any such copies shall constitute originals. This Lease constitutes the sole and entire agreement among the parties hereto and no modification of this Lease shall be binding unless in writing and signed by all parties hereto. The invalidity of one or more provisions of this Lease shall not affect the validity of any other provisions hereof and this Lease shall be construed and enforced as if such invalid provisions were not included.

(e) Each signatory to this Lease represents and warrants that he or she has full authority to sign this Lease and such instruments as may be necessary to effectuate any transaction contemplated by this Lease on behalf of the party for whom he or she signs and that his or her signature binds such party. The parties acknowledge and agree that: (i) the initials lines at the bottom of each page of this Lease are merely evidence of their having reviewed the terms of each page, and (ii) the complete execution of such initials lines shall not be a condition of the effectiveness of this Lease.

(f) Upon request by either Landlord or Tenant, the parties hereto shall execute a short form lease (memorandum of lease) in recordable form, setting forth such provisions hereof (other than the amount of annual rental and other sums due) as either party may wish to incorporate. The cost of recording such memorandum of lease shall be borne by the party requesting execution of same. The NC REALTOR Memorandum of Lease (Form 596-T) or an attorney-drafted memorandum of lease may be used for this purpose.

(g) If legal proceedings are instituted to enforce any provision of this Lease, the prevailing party in the proceeding shall be entitled to recover from the non-prevailing party reasonable attorneys fees and court costs incurred in connection with the proceeding.

SPECIAL STIPULATIONS

Note: Under North Carolina law, real estate agents are not permitted to draft lease provisions

[X] If this box is checked, additional terms of this Lease are set forth on **Exhibit B** attached hereto and incorporated herein by reference.

[ ] If this box is checked, improvements to the Premises to be provided by Landlord are set forth on **Exhibit C** attached hereto and incorporated herein by reference.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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STANDARD FORM 593-T
Revised 7/2024
© 7/2024

Tenant Initials PA ________ Landlord Initials ________ ________

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 137 Ebert Lane,

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Docusign Envelope ID: 5A71F24A-02D3-4695-AF56-2ED19D5E1576

THIS DOCUMENT IS A LEGAL DOCUMENT. EXECUTION OF THIS DOCUMENT HAS LEGAL CONSEQUENCES THAT COULD BE ENFORCEABLE IN A COURT OF LAW. THE NORTH CAROLINA ASSOCIATION OF REALTORS® MAKES NO REPRESENTATIONS CONCERNING THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION TO WHICH IT RELATES AND RECOMMENDS THAT YOU CONSULT YOUR ATTORNEY.

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Lease to be duly executed.

LANDLORD:

Individual	**Business Entity**
______________________________	**Park 35 LLC** (Name of Firm)
Date: ______________________	By: Signed by: [signature] 66FE432FC48A418... **Jonathan C. Ingram**
______________________________	Title: **Managing Member**
Date: ______________________	Date: 12/6/2024

TENANT:

Individual	**Business Entity**
______________________________	**Airship AI Holdings, Inc.** (Name of Firm)
Date: ______________________	By: DocuSigned by: Paul Allen **Paul Allen**
______________________________	Title: **President**
Date: ______________________	Date: 12/6/2024

Page 14 of 14

STANDARD FORM 593-T
Revised 7/2024
© 7/2024

Produced with Lone Wolf Transactions (zipForm Edition) 717 N Harwood St, Suite 2200, Dallas, TX 75201 www.lwolf.com 137 Ebert Lane,

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EXHIBIT B

Premises:	137 Ebert Lane, Suite 9, Mooresville, NC 28117

Size:	3,085 sq.ft. +/-

Tenant:	Airship AI Holdings, Inc.

Use:	Tenant shall have right to use and occupy the Leased Premises:

Office/Warehouse.

Initial Term:	Thirty-Six (36) Months.

Lease Commencement:	February 1st, 2025

Rent Commencement:	February 1st, 2025

Rental Schedule:	$19.00 PSF x 3,085 sq.ft. = $4,884.58/ month NNN

Additional Rent	TICAMS: $3.26 PSF X 3,085 sq.ft.= $838.09 per month

Note: TICAMS are reassessed annually and may increase

Rent 1st Year: $5,722.68/month.

Note: Tenant shall reimburse Landlord for Tenant’s Pro Rata share of all real estate taxes, assessments, hazard and liability insurance and common area maintenance costs for Suite 9 at Park 35. The estimated 2024 NNN charges are $3.26/SF.

Annual Escalations:	3.00% Annual Escalation based on CPI Index

Utilities:	Tenant Responsibility

The tenant is responsible for Electric, HVAC, Gas, Water/Sewer, and Internet (All Utilities). Water/Sewer bills will be sent quarterly from Landlord at this time.

Note: All maintenance of the Leased Premises shall be the responsibility of the Tenant including, but not limited to, the mechanical, electrical, and plumbing systems. The COA shall be responsible for maintenance of the roof, exterior walls, and structural integrity of the building.

Security Deposit:	$5,722.68

Pre-Paid Rent:	1st month Gross Rent paid at Lease Execution ($5,722.68)

Due at Lease Signing:	Security Deposit, 1st month Gross Rent, Certificate of Insurance

Landlord’s Work:	None.

Tenant’s Work:	None.

Tenant Initials: _____    Landlord Initials: ______

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Signage: Must conform to the attached sign standards per Park 35 and completed/installed by Artisan Signs. (See attached below).

Any temporary signage must be approved by Landlord.

Use of Name: Tenant will have the right to use the name or mark of Park 35 in association with the office while as a tenant at Park 35. Parking is not reserved, and the Parking ratio is 4 spaces per unit.

Trash: Tenant is responsible for removing off site bulk trash or large debris, including but not limited to pallets, wood, metal, construction debris etc.

Estimated Rent Schedule:

Annual Escalations:  Commencing on the 1st anniversary of the Lease Commencement Base rental shall increase by (3.0%) based on CPI Index on an annual basis throughout term.

Tenant Initials: _____    Landlord Initials: ______

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Tenant acknowledges receipt of un-signed and un-recorded copies of the Declaration of Park 35 Condominium and the Park 35 Condominium Plat to be filed in the Register of Deeds for Iredell County, North Carolina, in substantially the same forms as received by Tenant, the Bylaws of Park 35 Condominium Owners Association, Inc., and the Rules and Regulations and Sign Standards applicable to the Premises (collectively, the “Condominium Documents”), and Tenant acknowledges that the Premises is subject in all respects to the provisions of the Condominium Documents and Tenant agrees to comply with the terms thereof.

RULES

OF

Park 35 Condominium Owners Association

TABLE OF CONTENTS

ARTICLE I - Use of Units Affecting the Common Elements

Section 1.1	Occupancy Restrictions
Section 1.2	No Residential Use
Section 1.3	Trash
Section 1.4	Displays Outside of Units
Section 1.5	Painting Exteriors
Section 1.6	Cleanliness
Section 1.7	Dangerous Materials
Section 1.8	Guests

ARTICLE II - Use of Common Elements

Section 2.1	Obstructions
Section 2.2	Proper Use
Section 2.3	Trucks and Commercial Vehicles
Section 2.4	Alterations, Additions, or Improvements to Common Elements

ARTICLE III - Actions of Owners and Occupants

Section 3.1	Annoyance or Nuisance
Section 3.2	Compliance with Law
Section 3.3	Pets
Section 3.4	Indemnification for Actions of Others
Section 3.5	Leases
Section 3.6	Signs

Tenant Initials: _____    Landlord Initials: ______

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ARTICLE V - Rubbish Removal

Section 5.1	Refuse Removal
Section 5.2	Hazardous Waste

ARTICLE VI - Motor Vehicles

Section 6.1	Compliance with Law
Section 6.2	Limitations on Use
Section 6.3	Unlicensed or Immobile Vehicles
Section 6.4	No Parking Areas
Section. 6.5	Limited Use of Trucks, Vans, Trailers and Commercial Vehicles
Section 6.6	No Long Term Parking
Section 6.7	Where to Park
Section 6.8	Speed Limit
Section 6.9	Unregistered Vehicles
Section 6.10	Vehicle Operators
Section 6.11	Repairs

ARTICLE VII - Rights of Declarant

ARTICLE VIII - General Administrative Rules

Section 8.1	Consent in Writing
Section 8.2	Complaint

ARTICLE IX - Alternate Dispute Resolution

Section 9.1	Alternate Dispute Resolution

Tenant Initials: _____    Landlord Initials: ______

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RULES AND REGULATIONS AND SIGN STANDARDS

OF PARK 35

The following Rules apply to all owners and occupants of the Units.

ARTICLE I

Use of Units Affecting the Common Elements

Section 1.1 - Occupancy Restrictions. Units may be used for any commercial uses allowed pursuant to the Zoning Regulations of the Town of Mooresville provided uses for specific Unit(s) may be further restricted by the terms of the Declaration.

Section 1.2 - No Residential Use. No residential use of any kind shall be allowed in any Unit.

Section 1.3 - Trash. All trash, garbage, debris and other disposables shall be stored by Unit Owners inside the Units. No trash, garbage, debris or disposables may be placed outside the Units except for placement in the trash compactor or dumpster. Unit Owners at their own expense must arrange for their own regular pick up of trash, garbage, debris and disposables, from within their units.

Section1.4-Displays Outside of Units. Owners shall not cause or permit anything to be hung, displayed or exposed at or on the inside or outside of windows without the prior consent of the Executive Board.

Section 1.5-Painting Exteriors. Owners shall not paint, stain, or otherwise change the color of any exterior portion of any building.

Section1.6- Cleanliness. Each Unit Owner shall keep his or her Unit in a good state of preservation and cleanliness and under no circumstances shall allow any garbage, debris, or stored material items of any type to accumulate outside the Unit.

Section 1.7-Dangerous Materials. No Unit Owner shall use or permit to be brought into the Common Elements or any Unit any flammable, combustible or explosive material, chemical or substance or articles deemed extra hazardous to life or property, except such products and materials as are required for the normal allowed use employed at the Unit, without in each case obtaining written consent of the Manager or the Executive Board.

Section 1.8-Guests. Unit Owners shall be held responsible for all actions of their tenants, invitees, employees, agents, clients or guests.

Tenant Initials: _____    Landlord Initials: ______

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ARTICLE II

Use of Common Elements

Section 2.1-Obstructions. There shall be no obstruction of the Common Elements, nor shall anything be stored outside of the Units.

Section 2.2-Proper Use. Common Elements shall be used only for the purposes for which they were designed. No person shall commit waste on the Common Elements or interfere with their proper use by others, or commit any nuisances, vandalism, boisterous or improper behavior on the Common Elements which interferes with or limits the enjoyment of the Common Elements by others.

Section 2.3-Trucks and Commercial Vehicles. Trucks and commercial vehicles not associated with the uses employed by the Units are prohibited in the parking areas and driveways, except for temporary loading and unloading, or as may be designated by the Executive Board.

Section 2.4-Alterations, Additions or Improvements to Common Elements. No Alterations, additions or Improvements may be made to the Units or the Common Elements including, but not limited to, any painting or staining of the exterior of any structure without the prior consent of the Executive Board or such committee established by the Executive Board having jurisdiction over such matters, if any.

ARTICLE III

Actions of Owners and Occupants

Section 3.1- Annoyance or Nuisance. No noxious, offensive, dangerous or unsafe activity shall be carried on or in any Unit, or the Common Elements, nor shall anything be done therein either willfully or negligently, which may be or become an annoyance or nuisance to the other Unit Owners or occupants. No Unit Owner or occupant shall make or permit any disturbing noises by himself or employees, agents, visitors and licensees, nor do or permit anything to be done by such persons that will interfere with the rights, comforts or convenience of other Unit Owners or occupants. No Unit Owner or occupant shall play, or suffer to be played, any musical instrument or operate or suffer to be operated a phonograph, television set, radio or other audio device at such high volume or in such other manner that it shall cause unreasonable disturbances to other Unit Owners or occupants.

Section 3.2-Compliance with Law. No immoral, improper, offensive or unlawful use may be made of the Property and Unit Owners shall comply with and conform to all applicable laws and regulations of the United States and of the State of North Carolina, and all ordinances, rules and regulations of the Town of Mooresville. The violating Unit Owner shall indemnify and hold the Association and other Unit Owners harmless from all fines, penalties, costs and prosecutions for the violation thereof or noncompliance therewith.

Section 3.3-Pets. No animals, birds or reptiles of any kind shall be raised, bred, or kept on the Property or brought on the Common Elements or kept in the Units.

Section 3.4 - Indemnification for Actions of Others. Unit Owners shall indemnify and hold the Association and other Unit Owners and occupants harmless for the actions of their tenants, guests, employees, agents, invitees or licensees.

Section 3.5-Leases. All leases shall be in writing and shall reference that the lease is subject to the terms and conditions contained within the Documents for the Common Interest Community.

Section 3.6-Signs. All signage must conform to the Park 35 Condominium Sign Standards attached hereto.

Tenant Initials: _____    Landlord Initials: ______

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ARTICLE IV

Insurance

Section 4.l-Increase in Rating. Nothing shall be done or kept by Unit Owners within Units, without the prior consent of the Executive Board. No Unit Owner shall permit anything to be done, or kept on the Property which will result in the cancellation of insurance coverage on any of the buildings, or contents thereof, or which would be in violation of any law

Section 4.2-Rules of Insurance. Unit Owners and occupants shall comply with the Rules and Regulations of the National Fire Rating Association and with the rules and regulations contained in any fire and liability insurance policy applicable to their Unit.

Section 4.3 - Reports of Damage. Damage by fire or accident affecting the Property, and persons injured by or responsible for any damage, fire or accident must be promptly reported COA. Owners must ensure that smoke detectors and fire extinguishers consistent with NFPA standards are installed and operable in their Units.

ARTICLE V

Refuse Removal

Section 5.1- Refuse Removal. Unit Owners shall dispose of refuse, trash and garbage in containers approved by the Executive Board and in locations designated by the Executive Board. No other disposal of refuse, trash or garbage shall be permitted except if the Unit Owner makes private arrangements with a hauler approved by the Executive Board for pick-up with all storage of refuse in the Unit or in dumpsters or trash compactors approved by the Executive Board together with a pick-up schedule calling for pick-up at least once per week.

Section 5.2 - Hazardous Waste. Chemicals, or any hazardous waste (e.g.: motor oil, antifreeze, paint, etc.), shall not be put in any refuse container for pickup, or poured down any drain on the Property but shall only be disposed of in accordance with applicable law.

ARTICLE VI

Motor Vehicles

Section 6.1- Compliance with Law. All persons shall comply with North Carolina State Laws, Department of Motor Vehicle regulations, and applicable local ordinances, in the drives and parking area at the Property.

Tenant Initials: _____    Landlord Initials: ______

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Section 6.2 - Limitations on Use. The use of any Limited Common Element parking space is limited to use by the Unit to which it is assigned. Parking areas shall be used for no other purpose than to park motor vehicles and loading or unloading.

Section 6.3-Unlicensed or Immobile Vehicles. Except for motor assisted bicycles and wheelchairs as permitted by state law, all motor vehicles used or parked on the Property will be licensed and properly equipped and in operating condition for safe travel on the public highways of the state.

Section 6.4 - No Parking Areas. Vehicles may not be parked in such manner as to block access to fire hydrants, sidewalks running perpendicular to drives, pedestrian crossing areas, designated fire lanes, designated loading areas, clear two lane passage by vehicles on roads and drives, or parking in another Unit's Limited Common Element parking spot. Vehicles in violation will be towed. In addition, a $50 per day fine may be levied against the Person, Unit Owner or occupant to whom the vehicle is registered, following Notice and Hearing, for the period that the vehicle violates these rules, unless at such hearing good and valid reasons are given for such violation.

Section 6.5-Limited Use of Trucks, Vans, Trailers and Commercial Vehicles. Unless associated with the use employed within the Units, the following types of vehicles are prohibited in the parking areas or drives except for temporary loading or unloading, following which the vehicle must be removed from the Property for at least 16 hours: commercial vehicles carrying a sign advertising a business; trucks, vans and vehicles having capacity of more than one ton; trailers of any kind; and vehicles with more than four single-tired wheels. Construction equipment used in the actual repair, construction or maintenance of the Property will not be so restricted during such use.

Section 6.6 - No Long-Term Parking. Unless associated with the use employed within the Units, there shall be no long-term parking permitted at the Property. Long term shall be defined as parking for a period of ninety-six (96) consecutive hours.

Section 6.7-Where to Park. Parking of vehicles by Unit Owners, tenants, guests’ customers, clients, patients or visitors shall be only in the spaces designated for parking by Unit Owners or Visitors, as the case may be. No unattended vehicles shall at any time, be left in such a manner as to impede the passage of traffic or to impair access to parking areas, aisles or spaces. No storage of any objects shall be permitted in the parking areas and the same shall always be kept free of debris or rubbish of any kind.

Section 6.8 - Speed Limit. The speed limit on the Property is 15 miles per hour. Speed limit and stop signs must be obeyed.

Section 6.9 - Unregistered Vehicles.  Unregistered vehicles parked on the Common Elements, Limited Common Elements or within the borders of any Unit with "Type A" boundaries for more than 24 hours must be removed from the Property until legally registered. Operating unregistered vehicles, including mopeds, off road vehicles and motor bikes, on the roads or parking areas at the Property is prohibited.  Unregistered vehicles will be tagged by the police department and towed at the owner's expense.

Section 6.10 - Vehicle Operators.   All vehicles on the roadways within the Property must be operated by licensed drivers.  Learning permits are not considered licenses.

Section 6.11 - Repairs.  No vehicle repairs are permitted on the Property unless the approved use employed at the Unit includes a vehicle repair license.

Tenant Initials: _____    Landlord Initials: ______

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ARTICLE VII

Rights of Declarant

The Declarant may make such use of the unsold Units and Common Elements as may facilitate completion and sale of the Common Interest Community including, but not limited to, maintenance of a sales office, the showing of the Common Elements and unsold Units, the display of signs the use of vehicles, and the storage of materials. Interference with workmen or with buildings under construction is prohibited. Entrance into construction or Declarant's restricted areas will be only with representatives of the Declarant.

ARTICLE VIII

General Administrative Rules

Section 8.1 - Consent in Writing.   Any consent or approval required by these Rules must be obtained in writing prior to undertaking the action to which it refers.

Section 8.2 - Complaint. Any formal complaint regarding the management of the Property or regarding actions of other Unit Owners shall be made in writing to the Executive Board.

ARTICLE IX

Alternate Dispute Resolution

Section 9.1 - Alternate Dispute Resolution.  Pursuant to Section 47-244(a)(l8) of the Common Interest Ownership Act, the Executive Board requires that disputes between the Executive Board and any Unit Owner, OTHER THAN DISPUTES WITH RESPECT TO NON- PAYMENT OF COMMON EXPENSE ASSESSMENTS  INCLUDING  FINES, or between any two or more Unit Owners or any combination thereof, regarding any aspect of the Common Interest Community, must be submitted to non-binding alternative dispute resolution in accordance with this regulation as a prerequisite to commencement of a judicial proceeding.

The Procedures to be used are as follows:

First, any person who intends to or is required to use the procedures of this regulation (the “Applicant”) must notify the Association and any other person involved in the dispute in writing, that the Applicant is using the dispute resolution procedures of the Park 35 Condominium Owners Association, Inc.’s Rules.

The notice should also contain a concise statement of the subject of the dispute.

Tenant Initials: _____    Landlord Initials: ______

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Second, the President of the Executive Board, or the President's designate, (in either case, the “Association's Representative”) must promptly meet with the Applicant. If the Applicant's dispute is with the Association, or the President, the Association’s Representative should be, if practical, a Director, property manager, or other Unit Owner who is not directly involved in the subject matter of the dispute. If the dispute is not with the Association, the Association’s Representative should also ask to meet with the other parties to the dispute, either with the Applicant, or separately.

Third, at the first meeting, and at any subsequent meetings which all the parties feel may be helpful, the Applicant, the Association’s Representative and any other parties to the dispute may first seek to satisfactorily (if not amicably) resolve the matter, without any further proceedings.

Fourth, if a satisfactory resolution under the third step is not feasible, the Association's Representative should seek to identify an additional procedure for resolution of the dispute. The procedure should be, if possible, one that is mutually satisfactory to all parties to the dispute.

However, at a minimum, the Association's Representative may require, in the sole discretion of the Association's Representative that the Applicant and the other parties to the dispute participate in either, but not both, of the following procedures, before any lawsuit may be filed:

Individual mediation: The Association’s Representative may retain, at the Association’s expense (if any expenses are incurred), an individual or organization who either on a volunteer or compensated basis, is willing and able to serve as a neutral third party to attempt to mediate the dispute. Unless the parties to the dispute agree on the identity of the mediator, the mediator should be a person who is either a non-interested Unit Owner, or the property manager at the Property, if any.

(ii) Panel mediation: Alternatively, the Association’s Representative may choose panel mediation. In that case, the Applicant should pick a mediator of his choosing, and the Association’s Representative (if the Association is the party to the dispute) or, otherwise, the other party, or parties, to the dispute, shall themselves each select their own mediator, and those mediators shall attempt to select an additional mediator. The costs of panel mediation shall be paid in equal shares by the parties to the mediation, so long as the cost of the first meeting to any one party does not exceed $200.00.

Fifth, regardless of the form of mediation selected, the first mediation meeting under the fourth step should occur no later than fifteen (15) calendar days after the meeting which occurs as a result of the third step. Neither the Applicant nor any other party shall be required to attend more than one meeting with the mediator(s). The mediators selected should try and use all reasonable efforts to resolve the dispute by voluntary means, including any additional meetings which are acceptable to the parties.

Finally, if the dispute cannot be resolved under the foregoing procedures, the Applicant shall be free to pursue any legal recourse available.

Tenant Initials: _____    Landlord Initials: ______

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Mooresville Flex Building
'Park 35'

Park 35 Sign Standards

Quantity of Signs: One sign per tenant above awning

ABC
Company

1. **Fabrication**:
All signs are to be Illuminated in the form of a 92" x 42" x 2" .080 aluminum backer pan painted Black and mounted flush to tenant space defined below. Letterforms and logos will be laser cut acrylic lettering, 1/4" thick Push-Through in Logo Colors

2. **Lettering style**:
Letter styles must be legible, appropriate and compatible with the building architecture which will be determined solely by the Landlord/Owner. Logos and logo design elements will be allowed per prior approval by the Landlord/Owner.

L-Bracket
Flat Bracket
L-Bracket

3. **Emblems or Logos**:
Emblems or logos may be used in conjunction with sign letters upon prior written consent of the Landlord/Owner. Such emblems and logos are not to be box signs, but in contour form and dimensions within the limits of the sign letter material and size restrictions. Logos or letterforms shall not extend beyond constraining proportions / size of the pan face.

4. **Placement**:
Sign shall be centered horizontally with awning / store-front main entrance, and centered vertically within the upper architectural sign band.

Sitetec
Construction Co.

92" x 42" x 2"

5. **Window decals and signage:**
No decals or graphics will be allowed on tenant/owner storefront windows.
Customer will be allowed - White cut vinyl on the right front glass door (logo, website, phone number, and store hours up to 50% of door glass coverage)
3" Black cut vinyl name / logo on back door
SiteTech will be responsible for - Cut vinyl suite numbers above the front doors in white cut vinyl.
3.5" Black cut vinyl suite numbers on the light gray metal back door.
1.5" tall text on the inside of the front left door at the bottom "These Doors To Remain Unlocked while Building Is Occupied"

16'-0"
CLEAR HEIGHT

Please contact Artisan Signs and Graphics with any questions, for a free estimate or to place an order: 704-655-9100.

All signage must be approved by Cory Ingram 704-315-7164 CoryI@sitetec.com and installed by Artisan Signs.

Tenant Initials: _____    Landlord Initials: ______

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Landlord will provide Biannual HVAC Maintenance Service (See below on what that entails)

-Will be scheduled thru the COA

-Will require entry into tenant’s unit and access to the air handler

-Will Change the air filter @ this time

*TENANT IS STILL RESPONSIBLE FOR REPAIRS/REPLACEMENT OF HVAC UNIT(S) if not covered under 5 Year Manufacturer’s warranty

The Basics of Biannual HVAC Maintenance Service

Just like your car, your HVAC system needs regular servicing to maintain its performance level. Each year, scheduling biannual HVAC maintenance allows you and your HVAC service to keep tabs on your heating and cooling system in terms of age and performance.

A biannual HVAC service appointment will include an evaluation of your system’s controls. Your thermostat and its electrical connections to your HVAC system play an important part in the overall function of your furnace and air conditioner—problems with these components can quickly translate into an added strain on the appliances and higher heating and cooling bills. Your HVAC technician will ensure your thermostat is calibrated and prompting your HVAC system accurately to activate and turn off efficiently to achieve the temperature changes you want quickly and without wasting energy.

Heating and Cooling Components

The heart of your HVAC system is its cooling and heating components, which warm or cool the air according to your thermostat’s set point. Dirty cooling coils or furnace burners aren’t as effective at cooling and heating your air, while refrigerant leaks can cause your air conditioner to fail to produce cool air at all. The added stress of functioning while dirty can lead to extensive damage that requires repair or replacement of these systems before you can enjoy the comfortable environment you want once more. During your biannual HVAC service visit, your system’s heating and cooling components will be checked and cleaned to ensure they are functioning at their highest capacity.

Cleaning and Lubrication

Dirt and dust can easily accumulate inside your HVAC system, even with regular filter changes. Your HVAC service appointment will include a thorough cleaning of your heating and cooling appliances, both inside and out, to bring them back to like-new condition and improve airflow through the entire system. Any moving parts inside the appliances, such as gears and belts, will be checked and lubricated as necessary for quieter, smoother operation; proper lubrication will also reduce wear, tear on your HVAC system’s interior, and eliminate excess heat generation during cooling.

For Additional HVAC Needs or Service Please contact our preferred HVAC vendor. All the systems at Park 35 are new and the parts are under a Manufacturer’s warranty & limited workmanship warranty . It is important that you contact our preferred vendor, to keep from paying for costly repairs that might possibly be covered under warranty.

Tenant Initials: _____    Landlord Initials: ______

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Sherry Radford

North Gaston Service Company

northgastonservices@gmail.com

1129 Miles Rd

Dallas NC 28034

704-675-8383 Office

704-913-0338 Cell

Tenant Initials: _____    Landlord Initials: ______

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Tenants Responsibility

Racking systems plan review and permitting guidelines

The North Carolina Building Code requires that buildings and racking/shelving systems installed therein conform to seismic code requirements and other pertinent code requirements. Based on the height of materials stored on shelving and the classifications of such materials, the North Carolina Fire Code classified certain installation "High Pile Combustible Storage". To ensure code compliance and safety, the department reviews plans on such buildings and shelving systems prior to issuance of permits for construction. Building projects of this type will follow one of the following 3 listed paths for plan approval and permitting.

Racking/Shelving permit issued separately as a breakout from the upfit and require plans that include the following:

1.	Appendix B - Building Code Summary *As listed on N.C. Department of Insurance website. (may submit original field copy of approved upfit plans or submit Appendix B from the upfit permit drawings)

○	2018 Appendix B (pdf)
○	2018 Appendix B (Word)

2.	A detailed list of the commodities and how they are stored

3.	Complete Sprinkler Drawings

4.	Hydraulic Design Criteria with a note indicating height to the top of materials stored and distance from top of stored materials to sprinkler heads

5.	Reflected Ceiling Plan

6.	Egress/floor plan showing racking layout, exits and directional signage as needed to meet code compliance

7.	For seismic, either provide sealed drawings with anchor details or provide anchorage calculations and drawings (if not sealed by NC registered engineer)

8.	Site Plan Vicinity Map

9.	Special Inspections

Existing Building - NOT a Change of Use and NOT classified Hazardous - Racking/Shelving permit issued separately.

Tenant Initials: _____    Landlord Initials: ______

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Appendix B  - Building Code Summary *As listed on N.C. Department of Insurance website.

○	2018 Appendix B (pdf)
○	2018 Appendix B (Word)

A detailed list of the commodities and how they are stored

Hydraulic Design Criteria with a note indicating height to the top of materials stored and distance from top of stored materials to sprinkler heads.

Sealed drawing showing anchors in detail or drawings and calculations if anchor details are not sealed in the plan submission for the project

Egress/floor plan showing racking layout, exits and directional signage as needed to meet code compliance

Special Inspections (Field Verification)

For Additional information please contact –

Kevin Aube - Assistant Fire Marshal (New Construction/Up-Fits)

Email: kaube@mooresvillenc.gov

Phone Number: 704-663-2786

Tenant Initials: _____    Landlord Initials: ______

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Tenant Initials: _____    Landlord Initials: ______

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